Exhibit 99.1

Antero Midstream GP LP NYSE:AMGP

M&A Call

Tuesday, October 09, 2018 3:00 PM GMT

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Contents

Table of Contents

Call Participants	3
Presentation	4
Question and Answer	9

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ANTERO MIDSTREAM GP LP M&A CALL | OCT 09, 2018

Call Participants

EXECUTIVES

Glen C. Warren

President, Secretary & Director of
Antero Midstream Partners GP LLC
Antero Midstream Partners LP

Michael N. Kennedy

CFO & Senior VP of Finance

Antero Midstream GP LP

Paul M. Rady

Chairman & CEO

Antero Midstream GP LP

ANALYSTS

Jeremy Bryan Tonet

JP Morgan Chase & Co, Research

Division

Sunil K. Sibal

Seaport Global Securities LLC,

Research Division

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ANTERO MIDSTREAM GP LP M&A CALL | OCT 09, 2018

Presentation

Operator

Good morning, everyone, and welcome to the Antero Midstream Partners LP Conference Call. [Operator Instructions] Please also note today’s event is being recorded.

And at this time, I’d like to turn the conference call over to Mr. Mike Kennedy, CFO of Antero Midstream. Sir, please go ahead.

Michael N. Kennedy

CFO & Senior VP of Finance

Thank you for joining us for AMGP’s and AM’s investor conference call to discuss today’s simplification transaction. We’ll spend a few minutes going through transaction highlights and then we’ll open it up for Q&A.

I would also like to direct you to the home page of our website at www.anteromidstream.com or www.anteromidstreamgp.com, where we’ve provided a separate simplification transaction presentation that will be reviewed during today’s call.

Before we start our comments, I would first like to remind you that during this call, Antero management will make forward-looking statements. Such statements are based on our current judgments regarding factors that will impact the future performance of Antero Resources, Antero Midstream and AMGP and are subject to a number of risks and uncertainties, many of which are beyond Antero’s control. Actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

Today’s call may also contain certain non-GAAP financial measures. Please refer to our press release for important disclosures regarding such measures, including reconciliations to the most comparable GAAP financial measures.

Joining me on the call today are Paul Rady, Chairman and CEO of Antero Resources and Antero Midstream; and Glen Warren, President and CFO of Antero Resources and President of Antero Midstream.

With that, I’ll turn the call over to Paul.

Paul M. Rady
Chairman & CEO

Thanks, Mike. I will begin the call, highlighting the special committee process objectives on Slide #3, before handing the call off to Glenn to get into transaction specifics.

When we tasked our special committees with evaluating potential transactions and alternatives among the Antero family, we focused on 5 key objectives. First objective was achieving a win-win-win across the Antero family. We believe Antero is already well positioned in terms of profitability, drilling inventory, growth, leverage and DCF coverage at all 3 entities. For that reason, any transaction had to improve the financial profile and deliver accretion to all entities.

Second, our objective was to further align the interest of management, our private equity sponsors and all of our equity holders to address a perceived conflict of interest across the shareholder base.

Our third objective was to simplify the current corporate structure in order to unlock shareholder value and appeal to a broader base of investors.

Fourth, we wanted to maintain our integrated development strategy. We strongly believe in the tangible and intangible benefits of owning the midstream business and value of Antero’s integrated model.

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ANTERO MIDSTREAM GP LP M&A CALL | OCT 09, 2018

Our vision and long-term strategy remains unchanged, and we believe this is the best way to create and deliver value to our upstream and midstream shareholders.

Lastly, the special committee at AR was tasked with evaluating a return of capital to AR shareholders. Importantly, with the cash AR expects to receive in the transaction, AR has visible funding for its initial share repurchase program. As you can see, with all of the objectives and parties involved, this process took some time and we thank our unitholders and shareholders for their patience.

With that, I’ll hand the call over to Glenn.

Glen C. Warren

President, Secretary & Director of Antero Midstream Partners GP LLC

Thanks, Paul. Moving to Slide #4 titled Today’s Strategic Announcement. We are pleased to announce that we have completed the special committee process. The result of the process is a midstream simplification transaction, where AMGP will acquire AM in a cash and stock transaction and eliminate the IDRs, lowering AM’s cost of capital.

AM public unitholders will receive all-in consideration of $31.41 per unit, which represents a 7% premium to yesterday’s close.

The resulting entity will be a C-corp for both tax and governance purposes, and due to the tax basis step up will eliminate approximately $375 million of expected taxes at AMGP from 2019 through 2022. These tax savings allow the transaction to be accretive to both AM unitholders and AMGP shareholders on a distributable cash flow basis.

In addition, our new dividend targets increase the prior 2019 distribution and reaffirm our prior distribution growth targets and $2.7 billion organic project backlog with attractive project and corporate level rates of return.

This, along with DCF accretion per unit, allow us to make AM public unitholders more than whole on their distribution targets, while improving DCF coverage. We believe this transaction creates a best-in-class Appalachian midstream corporation in the most tax efficient and investor preferred structure, which we will refer to as New AM.

Moving to Slide #5, titled Best-In-Class Midstream Vehicle. We believe this simplification checks all the boxes for our current and future shareholders.

New AM will be a 1099 security with no IDRs and substantially shielded from taxes to at least the year 2024. Our core financial policy will remain unchanged with New AM maintaining its self-funding organic business model, strong balance sheet, healthy DCF coverage and significant liquidity.

We remain highly aligned and integrated with AR, which gives us visibility to provide our long-term targets. Our organic growth strategy will continue to be focused on just-in-time capital investment, which we believe leads a top-tier capital efficiency and high-teens return on capital.

Now let’s move on to the transaction details on Slide #6, titled Simplification Transaction Overview. AMGP is acquiring all of the outstanding public AM units for all-in consideration valued at $31.41 per unit, consisting of 1.635 AMGP shares and $3.41 per unit in cash. AM public unitholders can elect to receive their merger consideration in all cash or all stock subject to proration to ensure that the aggregate amount of cash consideration paid to all AM unitholders equals $598 million.

The combination of equity in cash results in a 1.832x equivalent exchange ratio for AM public unitholders and represents a 7% and 19% premium to yesterday’s close and the unaffected price prior to the formation of the special committee, respectively.

The new entity, which will be renamed, Antero Midstream Corporation, will be treated as a corporation for both tax and governance purposes, meaningfully improving shareholder rights and voting power.

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ANTERO MIDSTREAM GP LP M&A CALL | OCT 09, 2018

The transaction is taxable to all AM unitholders, resulting in New AM receiving the benefit of the stack tax basis step-up, which will shield future corporate level taxes for New AM. As a result, New AM is not expected to pay material corporate level taxes through, at least, the year 2024. This tax efficiency is key to the transaction as it allows for accretion to both parties, enables New AM to target a dividend policy that keeps AM unitholders more than hold on the previously communicated distribution targets through the year 2022, while increasing DCF coverage to 1.2x to 1.3x.

The cash components of the transaction will be financed through borrowings under AM’s revolving credit facility, which is in the process of being expanded from $1.5 billion up to $2 billion. The transaction is subject to a majority and minority vote at both AM and AMGP and is expected to close in the first quarter of 2019.

Slide #7, titled Antero Family Simplified Pro Forma Structure, illustrates the current Antero family corporate structure on the left and the pro forma structure on the right. This transaction simplifies Antero’s corporate structure into 1 upstream and 1 midstream entity, both structured as C-corps.

Importantly, through this transaction, we have aligned the ownership of sponsors and management and Antero Resources all owing common shares of New AM with no remaining IDRs. As cofounders with significant ownership, we will remain highly aligned with both our upstream and midstream investors and we’ll continue to operate the business with our proven-integrated strategy and long-term vision.

With that, I’ll turn the call over to Mike.

Michael N. Kennedy

CFO & Senior VP of Finance

Thanks, Glenn. I will begin my comments on Slide #8, titled New AM, Increased Cash Dividend Targets. New AM will target a dividend of $1.24 per share in 2019. Using the $1.24 per share in 2019, multiplied by the AM public unitholder exchange ratio of 1.832x, results in a distribution to AM public unitholders of $2.27 per unit, 3% above AM’s status quo 2019 distribution target of $2.21 per unit.

In 2020, New AM will continue to target distribution growth of 28% to 30% and then year-over-year distribution growth remains the same at 20% in both 2021 and 2022.

This dividend policy keeps AR whole on its distributions for AM and delivers modest accretion to public AM unitholders on all of the previously communicated distribution targets. Quantifying this accretion, the AM public unitholder receives $0.36 per unit more than the previously communicated targets over the same time period.

Additionally, New AM will target an increased DCF coverage range of 1.2x to 1.3x to maintain financial flexibility and for further delevering into low 2x range, which is the same 2022 leverage target as status quo AM.

Now let’s move on to Slide #9 to go through the transaction financing and pro forma leverage profile. AMGP will issue $5.5 billion of equity consideration for the acquisition of AM. The fixed cash consideration of $598 million, along with estimated transaction fees, will be funded through borrowings on revolving credit facility. We are in the process of exercising the accordion feature on AM’s credit facility, which increases our borrowing capacity from $1.5 billion to $2 billion, leaving us with over $600 million of available liquidity on a pro forma basis as of June 30, 2018.

The bottom right-hand portion of the page illustrates New AM’s leverage profile declining into the low 2x. We feel very comfortable at this leverage profile, which is consistent with AM’s status quo leverage policy due to significant visibility we have in the AR’s long-term development plan and the increased DCF coverage.

Also, from a credit perspective, simplification transactions are typically viewed favorably as the elimination of the IDRs results in retention of a greater percentage of cash flow in the future. In this transaction, we are forecasting a 50% increase in retained cash flow through 2022.

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ANTERO MIDSTREAM GP LP M&A CALL | OCT 09, 2018

As a result of the transaction, New AM will be one of the top 20 midstream companies by market capitalization, which is highlighted on Slide #10, titled Highest Dividend Growth Among Top 20 Midstream.

In the chart, red font indicates midstream companies that are structured as C-corps and the asterisks indicate companies that have eliminated IDRs. As we’ve looked at the premier midstream peer group, a substantial portion are structured as C-corps and the majority of eliminated IDRs. As a result, we felt that a C-corp structure without IDRs was the appropriate vehicle with which to join this premier group of midstream companies.

In addition, we took our simplification a step further and incorporated C-corp governance moving New AM to the forefront of best shareholder practices. Importantly, New AM is expected to have the highest distribution growth among the top 20 infrastructure C-corps and one of the strongest balance sheets, with the 27% distribution compounded annual growth rate through 2021 and initial leverage around 3x strong and the low 2x range.

In our view, a midstream infrastructure corporation, with all of the attributes previously mentioned, should support an attractive valuation as highlighted on Slide #11, titled Yield Versus Growth Correlation Implies Attractive Value. As depicted on the slide in the blue rectangle, New AM will have the highest distribution growth among midstream infrastructure corporations, with strong DCF coverage and low leverage, making it a unique vehicle with attractive upside.

When we compared MLPs to C-corps and entities that eliminated IDRs, we found that C-corps traded at a premium to MLPs due to the increase in trading liquidity and the broader investor base. As a result, we believe the C-corp structure is the appropriate structure for New AM and results in an attractive value proposition for investors.

Based on the market implied yield, if New AM is valued efficiently on the yield versus growth regression, there is upside to today’s trading levels.

With that, I will turn the call back to Paul for closing remarks.

Paul M. Rady
Chairman & CEO

Thanks, Mike. I’ll conclude the call with summary highlights and rationale for the midstream simplification transaction on Slide #12 titled Simplification Transaction Summary.

First, the transaction simplifies the midstream structure and aligns all equity holders. New AM will be structured as a C-corp without IDRs, which we believe is the increasingly preferred structure by midstream investors. We expect the structure to broaden our investor base, and importantly, position Antero Midstream to be included in major equity indices in the future.

In addition to the intangible benefits of structure and governance, the transaction is immediately accretive to both AM and AMGP on a DCF per unit basis. AMGP shareholders will receive 42% immediate distribution accretion compared to the status quo 2019 AMGP target, and AM unitholders will receive a premium and will be more than made whole on their previously communicated distributions and the growth profiles.

Third, the transaction eliminates the IDRs, reducing the pro forma cost of equity capital. While we didn’t view the IDRs as overly burdensome in the near-term due to our attractive project and corporate rates of return. As we looked out 5 to 10 years, we felt it was something that eventually needed to be addressed. Eliminating the IDRs helps to ensure that we don’t miss out on any future growth opportunities, both organic and third-party and allows us to compete for larger scale projects with other entities that have already eliminated IDRs.

Structured as a corporation for both tax and governance purposes, the transaction significantly enhances governance and shareholder rights as compared to the MLP structure. Antero Midstream will have an elected board with the majority of independent directors pushing it to the forefront of best corporate governance practices in the midstream space.

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ANTERO MIDSTREAM GP LP M&A CALL | OCT 09, 2018

The transaction is also tax efficient and eliminates approximately $375 million of taxes that AMGP expected to pay from 2019 through 2022. This tax efficiency generated by the step-up in basis allows the transaction to be accretive to both AM and AMGP.

Lastly, together with a portion of AR’s targeted free cash flow over the next 12 to 18 months, cash consideration from the announced transaction today is expected to fully fund AR’s buyback and delevering program.

Ultimately, a strong sponsor with low leverage results in a healthier and stronger midstream entity. With that, operator, let’s open the lines up for questions.

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ANTERO MIDSTREAM GP LP M&A CALL | OCT 09, 2018

Question and Answer

Operator

[Operator Instructions] Our first question today comes from Jeremy Tonet from JPMorgan.

Jeremy Bryan Tonet

JP Morgan Chase & Co, Research Division

Just wanted to start off with this deal now being struck, does this in any way change the strategic outlook for the midstream vehicle going forward as far as third-party business, M&A or anything along those lines? Is there — do you see consolidation in the Northeast and Antero playing a part of it? Or really the strategy that you had in place before was working with everything you wanted and you will continue to follow those lines?

Paul M. Rady
Chairman & CEO

Yes, the strategy has always been the same, which is to — the primary goal is to take care of the upstream and provide the midstream services, and so we stay very focused on that and that coupling. But it’s always been part of our playbook to look at other opportunities, particularly as you say, in the Northeast for consolidation infrastructure. So it could be both, but really the #1 goal is to stay very linked with AR because of the certainty of that production and the cash flows. So we’ll do both, and the strategy hasn’t really changed, but it does open up opportunities to do more outside of providing that service for AR upstream.

Jeremy Bryan Tonet

JP Morgan Chase & Co, Research Division

Great. And then, have you guys been in contact with the agencies at this point with — I mean, simplification is generally a credit-positive event, the metrics you lay out there seems like they screen in line with some of the things that they are looking for IG status. So I was just wondering if you could provide any color there?

Glen C. Warren

President, Secretary & Director of Antero Midstream Partners GP LLC

Yes, we have been in contact with rating agencies. They do view simplification transactions as generally favorable as you retain more of the cash flow. So they were positive on the transaction. In addition, AR’s shareholder buyback has the leverage targets on that as well. So that was a positive feature for them. So when we reviewed the transaction with them, they were generally positive on it.

Jeremy Bryan Tonet

JP Morgan Chase & Co, Research Division

Great. And just one last one. Longer-dated, I’m wondering, is there any specific ownership levels that AR would like to have with AM? Or any thoughts you can provide on that topic?

Glen C. Warren

President, Secretary & Director of Antero Midstream Partners GP LLC

No. There really isn’t, Jeremy, but I think you can assume here that the $300 million may be more than that, that goes to AR and the transaction really satisfies AR’s needs towards deleveraging and supporting a share repurchase program or return of capital. So it really satisfies AR’s appetite for some time I think, and we’re very happy with the holdings that we end up with pro forma from an AR perspective.

Operator

[Operator Instructions] Our next question comes from Sunil Sibal from Seaport Global Securities.

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ANTERO MIDSTREAM GP LP M&A CALL | OCT 09, 2018

Sunil K. Sibal

Seaport Global Securities LLC, Research Division

I just had a follow-up on the previous question with regard to your discussion with the rating agencies, especially with the new combined midstream entity. I was, kind of, curious if you could lay out what kind of leverage metrics do you need for this new entity to get to IG at S&P or Moody’s?

Glen C. Warren

President, Secretary & Director of Antero Midstream Partners GP LLC

Yes, the reason I mentioned AR, they were positive on the AR shareholder buyback with the leverage targets associated with that is that AM’s limited based on AR’s credit ratings. So right now if you would look at Antero Midstream, it would map to investment-grade profile. But as I mentioned, it’s limited to AR’s rating, which is right now. It is investment grade at Fitch with BB+ at S&P. So AM definitely is mapping towards investment grade. Right now, this transaction enhances that as well, but really waiting on the AR’s credit profile being assessed as investment grade by the rating agencies.

Sunil K. Sibal

Seaport Global Securities LLC, Research Division

Okay, got it. And I think when you think about the overall business opportunity, you said, clearly the commodity price environment is helping all the northeast folks. I was kind of curious there have been some asset packets out there. How do you guys going to think about opportunities set on the M&A side, especially with your overreliance on AR from a cash flow perspective?

Paul M. Rady
Chairman & CEO

Well, we’re very pleased and confident with the inventory that we have at AR and that’s going to last us quite a long time and it’s a good high quality. So nothing has changed there in terms of focusing on our own development, same number of wells per year and CapEx and production. That’s all good. We do watch the landscape out there in the northeast, and we understand the competitors pretty well and the quality of acreage throughout the basins. So we study, but there is, of course, nothing underway and -but that’s — those are always opportunities we’ve done mostly organically seeing in our history. And so I would still look toward that, but anything could happen there.

Operator

And ladies and gentlemen, at this time, we’ve reached the end of today’s question-and-answer session. I’d like to turn the conference call back over to Mr. Kennedy for any closing remarks.

Michael N. Kennedy

CFO & Senior VP of Finance

Thank you to everyone for joining us on the call today. If you have any additional questions, please feel free to reach out to us. Thanks again.

Operator

Ladies and gentlemen, that does conclude today’s conference call. And we thank you for attending today’s presentation. You may now disconnect your lines.

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ANTERO MIDSTREAM GP LP M&A CALL | OCT 09, 2018

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NO OFFER OR SOLICITATION

This communication relates to a proposed business combination transaction (the “Transaction”) between Antero Midstream Partners LP (“AM”) and Antero Midstream GP LLC (“AMGP”). This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

IMPORTANT ADDITIONAL INFORMATION

In connection with the Transaction, AMGP will file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, that will include a joint proxy statement of AM and AMGP and a prospectus of AMGP. The Transaction will be submitted to AM’s unitholders and AMGP’s shareholders for their consideration. AM and AMGP may also file other documents with the SEC regarding the Transaction. The definitive joint proxy statement/prospectus will be sent to the shareholders of AMGP and unitholders of AM. This document is not a substitute for the registration statement and joint proxy statement/prospectus that will be filed with the SEC or any other documents that AMGP or AM  may file with the SEC or send to shareholders of AMGP or unitholders of AM in connection with the Transaction. INVESTORS AND SECURITY HOLDERS OF AM AND AMGP ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and all other documents filed or that will be filed with the SEC by AMGP or AM through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by AM will be made available free of charge on AM’s website at http://investors.anteromidstream.com/investor-relations/AM, under the heading “SEC Filings,” or by directing a request to Investor Relations, Antero Midstream Partners LP, 1615 Wynkoop Street, Denver, Colorado 75219, Tel. No. (303) 357-7310. Copies of documents filed with the SEC by AMGP will be made available free of charge on AMGP’s website at http://investors.anteromidstreamgp.com/Investor-Relations/AMGP or by directing a request to Investor Relations, Antero Midstream GP LP, 1615 Wynkoop Street, Denver, Colorado 75219, Tel. No. (303) 357-7310.

PARTICIPANTS IN THE SOLICITATION

AMGP, AM, Antero Resources Corporation (“AR”) and the directors and executive officers of AMGP and AM’s respective general partners and of AR may be deemed to be participants in the solicitation of proxies in respect to the Transaction.

Information regarding the directors and executive officers of AM’s general partner is contained in AM’s 2018 Annual Report on Form 10-K filed with the SEC on February 13, 2018, and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at http://www.sec.gov or by accessing AM’s website at http://www.anteromidstream.com. Information regarding the executive officers and directors of AMGP’s general partner is contained in AMGP’s 2018 Annual Report on Form 10-K filed with the SEC on February 13, 2018 and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing the AMGP’s website at http://www.anteromidstream.com. Information regarding the executive officers and directors of AR is contained in AR’s 2018 Annual Report on Form 10-K filed with the SEC on February 13, 2018 and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing the AMGP’s website at http:// www.anteroresources.com.

Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the Transaction by reading the joint proxy statement/prospectus regarding the Transaction when it becomes available. You may obtain free copies of this document as described above.

FORWARD LOOKING STATEMENTS

The information in this transcript includes “forward-looking statements” within the meaning of federal securities laws.  Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond AM’s and AMGP’s control.  All statements, other than historical facts included in this transcript, are forward-looking statements.  All forward-looking statements speak only as of the date of this transcript and are based upon a number of assumptions.  Without limiting the generality of the foregoing, forward-looking statements contained in this transcript specifically include management’s assessment of future plans and operations, the expected consideration to be received in connection with the closing of the Transaction, the timing of consummation of the Transaction, if at all, the extent of the accretion, if any, to AMGP shareholders and AM unitholders, pro forma AM dividend and DCF coverage targets, estimated pro forma AM dividend CAGR and leverage metrics, the effect that the elimination of the IDRs and Series B Units will have on AM’s cost of capital, New AM’s growth opportunities and increased trading liquidity following the consummation of the Transaction, including with respect to its organic project backlog, anticipated cost savings, the pro forma dividend and DCF coverage ratio targets for Antero Midstream Corporation (“New AM”), that the Transaction will reduce AMGP’s tax payments from 2019 through 2022, and that New AM does not expect to pay material cash taxes through at least 2024, opportunities and anticipated future performance, whether the structure resulting from the merger will be more appealing to a wider set of investors, and the potential impact of the consummation of the Transaction on credit ratings. Although AM and AMGP each believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that the assumptions underlying these forward-looking statements will be accurate or the plans, intentions or expectations expressed herein will be achieved.  For example, future acquisitions, dispositions or other strategic transactions may materially impact the forecasted or targeted results described in this transcript.  Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.  Nothing in this transcript is intended to constitute guidance with respect to AR.

AM and AMGP caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the AM’s and AMGP’s control, incident to the gathering and processing and fresh water and waste water treatment businesses.  These risks include, but are not limited to, the expected timing and likelihood of completion of the Transaction, including the ability to obtain requisite regulatory, unitholder and shareholder approval and the satisfaction of the other conditions to the consummation of the proposed Transaction, risks that the proposed Transaction may not be consummated or the benefits contemplated therefrom may not be realized, the cost savings, tax benefits and any other synergies from the Transaction may not be fully realized or may take longer to realize than expected, AR’s expected future growth, AR’s ability to meet its drilling and development plan, commodity price volatility, ability to execute AM’s business strategy, competition and government regulations, actions taken by third-party producers, operators, processors and transporters, inflation, environmental risks, drilling and completion and other operating risks, regulatory changes, the uncertainty inherent in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under “Risk Factors” in AM’s Annual Report on Form 10-K for the year ended December 31, 2017.